SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-4988	74-1668471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Non applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events—Regulation FD Disclosure

Effective March 28, 2003, Aerosonic Corporation announced the addition of David M. Vosen to the Board of Directors, replacing Todd Beard, who recently resigned. Mr. Vosen is President of Southtrust Bank, Tampa Florida. Vosen brings over 30 years of financial experience to company’s board and will also serve on the audit committee.

Exhibit 99 Press Release, dated March 28, 2003

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

(Registrant)

Date: March 28, 2003	/s/ P. MARK PERKINS
P. Mark Perkins (Executive Vice President and Director)

Exhibit Index

Exhibit No.	Description

99	Press Release, dated March 28, 2003